CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 333-103572 of ShowBiz Pizza Time, Inc. on Form S-8 of our reports dated March 18, 2005, relating to the financial statements of CEC Entertainment, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended January 2, 2005.



/s/ Deloitte & Touche, LLP

Dallas, Texas
March 18, 2005